Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Akouos, Inc. of our report dated March 29, 2022 relating to the financial statements, which appears in Akouos, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

March 29, 2022